Exhibit 32

CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of Lightcollar, Inc., a Nevada corporation (the “Company”), on Form 10-Q for the quarter ending September 30, 2013, as filed with the Securities and Exchange Commission (the “Report”), I, Colin Mills, President/Treasurer/PAO/PEO of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350), that to my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Colin Mills, President and Treasurer

Dated:  November 11, 2013